Execution Version

AMENDED AND RESTATED SEVERANCE AGREEMENT

This Amended and Restated Severance Agreement (this “Agreement”) is made by and between Adeia Inc., a Delaware corporation (the “Company”), and [•] (“Executive”), effective as of [•], 2026 (such date, the “Effective Date”). For purposes of this Agreement, the “Company” shall mean the Company and any successor to the Company’s business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise. This Agreement amends and restates and supersedes in its entirety the Severance Agreement by and between the Company and Executive, effective as of February 9, 2023 (the “Prior Agreement”).

The parties agree as follows:

1.
Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)
“Accounting Firm” has the meaning ascribed to such term in Section 3(g)(ii).
(b)
“Accrued Obligations” has the meaning ascribed to such term in Section 3(a)(i).
(c)
“Affiliate” means, with respect to any entity, any other entity that, directly or indirectly, controls, is controlled by or is under common control with, such entity. An entity is regarded as in control of another entity if it (i) owns or controls, directly or indirectly, more than 50% of the total combined voting power of such entity, (ii) has the right to appoint directors entitled to cast a majority of the votes on each matter presented to the board of directors or other governing body of such entity or (iii) has the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
(d)
“Agreement” has the meaning ascribed to such term in the preamble.
(e)
“Base Salary” means Executive’s annual gross base salary from the Company or a Subsidiary for the applicable fiscal year before any deductions, exclusions, deferrals, or contributions on a tax-qualified or non-tax-qualified basis under any plan or program of the Company or a Subsidiary, and excluding bonuses and incentive compensation. If Executive is employed for less than a complete fiscal year, Base Salary for the fiscal year shall be the annualized gross base salary (subject to the adjustments described in the preceding sentence) based on Executive’s highest base salary rate during such fiscal year. Base Salary shall be determined under this Section 1(e) in accordance with the personnel records and established practices and procedures of the Company.
(f)
“Board” means the Board of Directors of the Company.
(g)
“Cause” means any of the following: (i) Executive’s gross negligence or willful misconduct in the performance of his or her duties to the Company and its Affiliates; (ii)

Executive’s willful and habitual neglect of or failure to perform Executive’s duties of consulting or employment (which neglect or failure is not caused by Executive’s illness or mental or physical disability), which neglect or failure is not cured within thirty (30) days after written notice thereof is received by Executive (it being agreed that a failure of the Company and its Affiliates to meet performance objectives shall not, alone, constitute a failure by Executive to perform his duties); (iii) Executive’s commission of any material act of fraud, dishonesty or financial or accounting impropriety with respect to the Company and its Affiliates which results in a personal benefit to Executive; (iv) Executive’s failure to cooperate with the Company and its Affiliates in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by the Board or the Audit Committee of the Board (which failure is not caused by Executive’s illness or mental or physical disability), which failure is not cured within thirty (30) days after written notice thereof is received by Executive; (v) Executive’s conviction of or plea of guilty or nolo contendere to felony criminal conduct (other than moving vehicle violations); (vi) Executive’s material violation of the Company’s Confidentiality and Proprietary Rights Agreement (as defined below) or similar agreement that Executive has entered into with the Company; or (vii) Executive’s material breach of any obligation or duty under this Agreement or material violation of any written employment or other Company policies that have previously been furnished to Executive, which breach or violation is not cured within thirty (30) days after written notice thereof is received by Executive, if such breach or violation is capable of being cured.
(h)
“Change in Control” means and includes each of the following:
(i)
A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(ii)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(A)
Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)
After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1(h)(ii)(B) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

Notwithstanding the foregoing, to the extent required by Section 409A of the Code, if a Change in Control would give rise to a payment or benefit event with respect to any payment or benefit hereunder that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or benefit, to the extent required by Section 409A of the Code.

(i)
“CIC Qualifying Termination” means the termination of Executive’s employment by the Company and its Subsidiaries without Cause, or by Executive for Good Reason, within three (3) months prior to a Change in Control or within twelve (12) months following a Change in Control. It is intended that any CIC Qualifying Termination shall be a Separation from Service.
(j)
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
(k)
“COBRA Coverage Period” has the meaning ascribed to such term in Section 3(a)(iii).
(l)
“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other interpretive guidance thereunder.
(m)
“Company” has the meaning ascribed to such term in the preamble.
(n)
“Date of Termination” means the date of a Qualifying Termination or CIC Qualifying Termination, as applicable.
(o)
“Effective Date” has the meaning ascribed to such term in the preamble.
(p)
“Excise Tax” has the meaning ascribed to such term in Section 3(g)(i).
(q)
“Good Reason” means the occurrence of any of the following events or conditions without Executive’s written consent:

(i)
a material diminution in Executive’s authority, duties or responsibilities;
(ii)
a material diminution in Executive’s Base Salary or target annual bonus opportunity, unless such reduction is imposed across-the-board to senior management of the Company (and Executive and the Company agree that without limiting any argument that a lesser diminution is material, any diminution of ten percent (10%) or more measured against Executive’s Base Salary and target bonus opportunity as in effect on the Effective Date shall be deemed material for purposes of this clause (ii));
(iii)
a material change in the geographic location at which Executive must perform Executive’s duties (and the Company and Executive acknowledge and agree that a change in the geographic location at which Executive must perform Executive’s duties by more than forty-five (45) miles shall constitute a material change for purposes of this Agreement); or
(iv)
any other action or inaction that constitutes a material breach by the Company or any successor or Affiliate of the Company of its obligations to Executive under this Agreement. Executive must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Executive’s written consent within ninety (90) days of Executive learning of the occurrence of such event. The Company or any successor or Affiliate of the Company shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Executive. Any voluntary termination by Executive for “Good Reason” following such thirty (30) day cure period must occur no later than the date that is six (6) months following the occurrence of one of the foregoing events or conditions without Executive’s written consent.
(r)
“JAMS” has the meaning ascribed to such term in Section 5.
(s)
“Payment” has the meaning ascribed to such term in Section 3(g)(i).
(t)
“Permanent Disability” means Executive’s inability to perform the essential functions of Executive’s position, with or without reasonable accommodation, for a period of at least one hundred twenty (120) consecutive days because of a physical or mental impairment.
(u)
“Qualifying Termination” means the termination of Executive’s employment by the Company and its Subsidiaries without Cause more than three (3) months prior to a Change in Control or more than twelve (12) months following a Change in Control. It is intended that any Qualifying Termination shall be a Separation from Service.
(v)
“Release” has the meaning ascribed to such term in Section 3(d).
(w)
“Rules” has the meaning ascribed to such term in Section 5.
(x)
“Separation from Service” has the meaning ascribed to such term in Treasury Regulation section 1.409A-l(h) and generally means termination of employment from the Company and its Subsidiaries.

(y)
“Stock Awards” means all stock options, restricted stock units and such other equity-based awards granted pursuant to the Company’s equity award plans or agreements.
(z)
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns directly or indirectly more than 50% of the total combined voting power of another corporation or other entity in such chain.
(aa)
“Term” has the meaning ascribed to such term in Section 2(a).
2.
Term.
(a)
The term of this Agreement (the “Term”) shall continue until February 9, 2027, except to the extent the Term is automatically extended pursuant to Section 2(b). Thereafter, this Agreement shall automatically renew for successive one-year periods unless the Board gives written notice prior to the expiration of the then-effective Term of the Company’s intention not to renew. Notwithstanding the foregoing, the Term shall expire on the date on which all payments or benefits required to be made or provided hereunder have been made or provided in their entirety, except to the extent the Term is automatically extended pursuant to Section 2(b).
(b)
Notwithstanding the provisions of Section 2(a), the then-effective Term shall automatically be extended in the event that the Term would otherwise expire during the period commencing upon the first public announcement of a definitive agreement that would result in a Change in Control (even though still subject to approval of the Company’s stockholders and other conditions and contingencies) and ending on the date that is twelve (12) months following the occurrence of such Change in Control. Such extension shall be upon the terms and conditions of this Agreement as then in effect, provided that such extension of the Term shall expire upon the first to occur of the first public announcement of the termination of such definitive agreement or the date that is twelve (12) months following the occurrence of such Change in Control.
(c)
Notwithstanding the provisions of Sections 2(a) and (b), the obligation of the Company to make payments or provide benefits pursuant to this Agreement to which Executive has acquired a right in accordance with the applicable provisions of this Agreement prior to the expiration of the Term shall survive the termination of this Agreement until such payments and benefits have been provided in full.
3.
Severance.
(a)
Qualifying Termination (Not in Connection with a Change in Control). If Executive experiences a Qualifying Termination, Executive shall be entitled to receive the payments and benefits provided below, which, with respect to clause (ii), will be payable in a lump sum on the day that is sixty (60) days following the Date of Termination:
(i)
The Company shall pay to Executive Executive’s fully earned but unpaid Base Salary, when due, through the Date of Termination at the rate then in effect, reimbursement of business expenses incurred prior to the Date of Termination and properly submitted in accordance with Company policy, plus all other benefits, if any, under any Company group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement (other than any such plan or agreement pertaining to Stock Awards, whose treatment is prescribed by Section 3(a)(iv) below), health benefits plan or other Company group benefit plan to which Executive may be entitled pursuant to the terms of such plans or agreements as of the Date of Termination (the “Accrued Obligations”);
(ii)
Subject to Section 3(d) and Executive’s continued compliance with Section 7, Executive shall be entitled to receive severance pay in an amount equal to one hundred percent (100%) multiplied by the sum of (x) Executive’s annual Base Salary as in effect immediately prior to the Date of Termination, plus (y) Executive’s annual bonus for the fiscal year in which the Date of Termination occurs (based on target achievement of performance metrics) prorated based on the number of days that have elapsed as of the Date of Termination for the fiscal year in which the Date of Termination occurs;
(iii)
Subject to Section 3(d) and Executive’s continued compliance with Section 7, for the period beginning on the Date of Termination and ending on the date which is twelve (12) full months following the Date of Termination (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “COBRA Coverage Period”), the Company shall continue to provide Executive and Executive’s eligible dependents who were covered under the Company’s health insurance plans as of the Date of Termination with health (including medical and dental) insurance benefits substantially similar to those provided to Executive and Executive’s dependents immediately prior to the Date of Termination. If any of the Company’s health benefits are self-funded as of the Date of Termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law or the provision of such benefits may result in the Company incurring penalties under applicable law (including, without limitation, Section 409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Executive an amount equal to the monthly premium payment for Executive and Executive’s eligible dependents who were covered under the Company’s health plans as of the Date of Termination (calculated by reference to the premium as of the Date of Termination) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof);
(iv)
Subject to Section 3(d) and Executive’s continued compliance with Section 7, each of Executive’s outstanding Stock Awards scheduled to vest within twelve (12) months following the Date of Termination (or for any performance-based Stock Awards, (x) those with a multi-year performance period that ends during such period or (y) to the extent any such Stock Award contains performance goals measured against fiscal year performance within a multi-year performance period, those with any such fiscal year(s) that have been completed on or prior to the Date of Termination) shall be accelerated and shall vest and become exercisable, as applicable, effective as of the Date of Termination; provided that any performance-based Stock Awards described above will, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents, vest as to (A) actual performance achievement, with respect to any performance goals measured against fiscal year performance within an applicable multi-year performance period to the extent any such fiscal year(s) have previously been completed on or prior to the Date of Termination, and (B) the greater of target performance achievement and actual performance achievement (to the extent determinable as of the Date of Termination, as determined in the sole discretion of the Company), with respect to any other performance goals; provided, further, that payment or settlement of such Stock Awards may be delayed as provided in the grant documents to the extent required by Section 409A of the Code. Nothing in this Section 3(a)(iv) shall be construed to limit any more favorable vesting applicable to Executive’s Stock Awards in the Company’s equity plan(s) and/or the stock award agreements under which the Stock Awards were granted. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award; and
(v)
Notwithstanding any other provision of this Agreement to the contrary, any severance benefits payable to Executive under this Section 3(a) shall be reduced by any severance benefits payable by the Company or an Affiliate of the Company to Executive under any other policy, plan, program, agreement or arrangement, including, without limitation, any severance agreement between Executive and any entity.
(b)
CIC Qualifying Termination (In Connection with a Change in Control). If Executive experiences a CIC Qualifying Termination, Executive shall be entitled to receive the benefits provided below, which, with respect to clause (ii), will be payable in a lump sum on the day that is sixty (60) days following the Date of Termination:
(i)
The Company shall pay to Executive the Accrued Obligations;
(ii)
Subject to Section 3(d) and Executive’s continued compliance with Section 7, Executive shall be entitled to receive severance pay in an amount equal to one hundred percent (100%) multiplied by the sum of (x) Executive’s annual Base Salary as in effect immediately prior to the Date of Termination, plus (y) Executive’s annual bonus for the fiscal year in which the Date of Termination occurs (based on target achievement of performance metrics);
(iii)
Subject to Section 3(d) and Executive’s continued compliance with Section 7, for the COBRA Coverage Period, the Company shall continue to provide Executive and Executive’s eligible dependents who were covered under the Company’s health insurance plans as of the Date of Termination with health (including medical and dental) insurance benefits substantially similar to those provided to Executive and Executive’s dependents immediately prior to the Date of Termination. If any of the Company’s health benefits are self-funded as of the Date of Termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law or the provision of such benefits may result in the Company incurring penalties under applicable law (including, without limitation, Section 409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Executive an amount equal to the monthly premium payment for Executive and Executive’s eligible dependents who were covered under the Company’s health plans as of the Date of Termination (calculated by reference to the premium as of the Date of Termination) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof);
(iv)
Subject to Section 3(d) and Executive’s continued compliance with Section 7, each of Executive’s outstanding Stock Awards shall be accelerated in full and shall vest and become exercisable, as applicable, effective as of the later of (A) the Date of Termination or (B) the date of the Change in Control; provided that any performance-based Stock Awards will, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents, vest as to (1) actual performance achievement, with respect to any performance goals measured against fiscal year performance within an applicable multi-year performance period to the extent any such fiscal year(s) have previously been completed on or prior to the date of the Change in Control and (2) the greater of target performance achievement and actual performance achievement (to the extent determinable as of the date of the Change in Control, as determined in the sole discretion of the Company), with respect to any other performance goals; provided, further, that payment or settlement of such Stock Awards may be delayed as provided in the grant documents to the extent required by Section 409A of the Code. Nothing in this Section 3(b)(iv) shall be construed to limit any more favorable vesting applicable to Executive’s Stock Awards in the Company’s equity plan(s) and/or the stock award agreements under which the Stock Awards were granted. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award; and
(v)
Notwithstanding any other provision of this Agreement to the contrary, any severance benefits payable to Executive under this Section 3(b) shall be reduced by any severance benefits payable by the Company or an Affiliate of the Company to Executive under any other policy, plan, program, agreement or arrangement, including, without limitation, any severance agreement between Executive and any entity.
(c)
Other Terminations. If Executive’s employment is terminated by the Company for Cause, by Executive without Good Reason, by Executive with Good Reason more than three (3) months prior to a Change in Control or more than twelve (12) months following a Change in Control, or as a result of Executive’s death or Permanent Disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive the Accrued Obligations. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.
(d)
Release. As a condition to Executive’s receipt of any post-termination benefits pursuant to Section 3(a) or Section 3(b) above (other than the Accrued Obligations), Executive shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) in the form substantially similar to that attached hereto as Exhibit A (and any applicable revocation period applicable to such Release shall have expired) within the sixty (60) day period following the Date of Termination.
(e)
Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination. In the event of a termination of Executive’s employment with the Company, and except in the event of violation of applicable law by the Company relating to Executive’s employment or the termination thereof, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 3.

(f)
No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by Executive as the result of employment by another employer or self- employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company and its Affiliates against amounts payable to Executive under this Section 3.
(g)
Best Pay Provision.
(i)
If any payment or benefit Executive would receive under this Agreement, when combined with any other payment or benefit Executive receives pursuant to the termination of Executive’s employment with the Company and its Affiliates (“Payment”), would (A) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (1) the full amount of such Payment or (2) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax, results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.
(ii)
(All determinations required to be made under this Section 3(g), including whether and to what extent the Payments shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by any nationally recognized certified public accounting firm as may be designated by the Company, in its sole discretion (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to Executive and the Company at such time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon Executive and the Company. For purposes of making the calculations required by this Section 3(g), the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.
4.
Return of the Company’s Property. If Executive’s employment is terminated for any reason, the Company shall have the right, at its option, to require Executive to vacate Executive’s offices prior to or on the effective date of termination and to cease all activities on the Company’s behalf. Upon the termination of Executive’s employment in any manner, as a condition to Executive’s receipt of any post- termination benefits described in this Agreement, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company and its Affiliates, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company and its Affiliates. Executive shall deliver to the Company a signed statement certifying compliance with this Section 4 prior to the receipt of any post-termination benefits described in this Agreement.

5.
Agreement to Arbitrate. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in San Jose, California, before a single neutral arbitrator in accordance with the Employment Arbitration Rules and Procedures (the “Rules”) of Judicial Arbitration and Mediation Services (“JAMS”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Rules may be found online at www.jamsadr.com. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by JAMS in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within forty-five (45) days following any such award, but in no event later than the last day of the Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall terminate on the tenth (10th) anniversary of the date of Executive’s termination of employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, JAMS’ administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 5 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.
6.
At-Will Employment Relationship. Executive’s employment with the Company is at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Executive or the Company. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and an authorized representative of the Company. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

7.
Confidentiality and Proprietary Rights. The Company shall be entitled to cease all severance payments and benefits to Executive in the event of Executive’s material breach of either of the Confidentiality and Proprietary Information, Inventions and Ethics Agreements (defined below). Executive and the Company have executed the Company’s Confidentiality and Proprietary Information, Inventions and Ethics Agreements, copies of which are attached to this Agreement as Exhibit B and Exhibit C, respectively, incorporated herein by reference (collectively, the “Confidentiality and Proprietary Rights Agreements”). Nothing in this Agreement or in the Confidentiality and Proprietary Rights Agreements shall be deemed to restrict Executive’s right to communicate directly with, cooperate with, provide information to, or report possible violations of federal law or regulation to, any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (i) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (iii) to Executive’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.
8.
General Provisions.
8.1
Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder; provided, further, that the failure of any such successor to so assume this Agreement shall constitute a material breach of this Agreement. Executive shall not sell, transfer, assign, pledge, or hypothecate any of Executive’s rights or obligations under this Agreement, as applicable. Executive shall not borrow against Executive’s interest in this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
8.2
Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
8.3
Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
8.4
Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Santa Clara County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
8.5
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address set forth below and to the Company at its principal place of business, or such other address as either party may specify in writing.
8.6
Survival. Sections 1 (“Definitions”), 3 (“Severance”), 4 (“Return of the Company’s Property”), 5 (“Agreement to Arbitrate”), 7 (“Confidentiality and Proprietary Rights”) and 8 (“General Provisions”) of this Agreement shall survive termination of Executive’s employment by the Company.
8.7
Entire Agreement. This Agreement and the Confidentiality and Proprietary Rights Agreements incorporated herein by reference together constitute the entire agreement between the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, including, without limitation, any previous severance agreement or severance agreement between the Company (or any of the Company’s Subsidiaries) and Executive (including, without limitation, the Prior Agreement).
8.8
Amendments. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

8.9
Code Section 409A.
(a)
To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Each separately identified amount to which Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Code Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(b)
If the Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of the Executive’s Separation from Service, to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 8.9(b) shall be paid or distributed to Executive in a lump sum on the earlier of (i) the date that is six (6) months following Executive’s Separation from Service, (ii) the date of Executive’s death or (iii) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under the Agreement shall be paid as otherwise provided herein.
(c)
Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any tax year of Executive shall not affect in-kind benefits or reimbursements to be provided in any other tax year of Executive and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be made to Executive as soon as administratively practicable following such submission, but in no event later than the last day of Executive’s taxable year following the taxable year in which the expense was incurred. In no event shall Executive be entitled to any reimbursement payments after the last day of Executive’s taxable year following the taxable year in which the expense was incurred. This section shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.
8.10
Consultation with Legal and Financial Advisors. By executing this Agreement, Executive acknowledges that this Agreement confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged Executive to consult with Executive’s personal legal and financial advisors; and that Executive has had adequate time to consult with Executive’s advisors before executing this Agreement.
8.11
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

ADEIA INC.

Dated: [•], 2026
By: [•]
Name: [•]
Title: [•]

EXECUTIVE

Dated: [•], 2026
Print Name: [•]
Address: [•]

[Signature Page to Amended and Restated Severance Agreement]

Execution Version

EXHIBIT A

GENERAL RELEASE OF CLAIMS

[The language in this Release may change based on legal developments and evolving best practices; provided, however, that no new post-termination covenants shall be imposed on Executive; this form is provided as an example of what will be included in the final Release document.]

This General Release of Claims (“Release”) is entered into as of this [●] day of [●], [●], between [●] (“Executive”), and Adeia Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Amended and Restated Severance Agreement effective as of [•], 2026 (the “Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Agreement, subject to Executive’s execution of this Release; and

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he or she would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

9.
General Release of Claims by Executive.
(a)
Executive, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)
Claims pursuant to the terms and conditions of the federal law known as COBRA;
(iv)
Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy or indemnification agreement with respect to Executive’s liability as an employee, director or officer of the Company;
(v)
Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement (including, for the avoidance of doubt, Claims to enforce the Company’s obligations to pay or provide payments and benefits that are contingent on the effectiveness of this Release); and
(vi)
Claims Executive may have to vested or earned compensation and benefits.
(b)
EXECUTIVE ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c)
Executive acknowledges that this Release was presented to him or her on the date indicated above and that Executive is entitled to have twenty-one (21) days’ time in which to consider it. Executive further acknowledges that the Company has advised him or her that he or she is waiving his or her rights under the ADEA, and that Executive should consult with an attorney of his or her choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.
(d)
Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his or her execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.
(e)
Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his or her execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. Executive further understands that Executive will not be given any severance benefits under the Agreement unless this Release is effective on or before the date that is sixty (60) days following the Date of Termination (as defined in the Agreement).
(f)
Nothing in this Release shall be deemed to restrict Executive’s right to communicate directly with, cooperate with, provide information to, or report possible violations of federal law or regulation to, any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes- Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
10.
No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.
11.
Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
12.
Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.
13.
Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Santa Clara County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
14.
Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
15.
Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

ADEIA INC.

By:
Name:
Title:

EXECUTIVE

Print Name:
Address:

EXHIBIT B

CONFIDENTIALITY AGREEMENT

[Attached]

EXHIBIT C

PROPRIETARY INFORMATION, INVENTIONS AND ETHICS AGREEMENT

[Attached]